UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 30, 2021

ELECTRONIC ARTS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-17948	94-2838567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Redwood Shores Parkway, Redwood City, California	94065-1175
(Address of Principal Executive Offices)	(Zip Code)

(650)628-1500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	EA	NASDAQ Global Select Market

Item 8.01	Other Events.

Electronic Arts Inc. (“EA”) has filed this Current Report on Form 8-K to report that on November 30, 2021, Andrew Wilson, EA’s Chief Executive Officer, established three pre-arranged stock trading plans (each a “10b5-1 Plan”, and together the “10b5-1 Plans”) as part of managing his EA equity holdings. Two of the 10b5-1 Plans relate to EA shares held in trust for Mr. Wilson’s descendants. Mr. Wilson retains investment control over the EA shares held in such trusts and sales under these two 10b5-1Plans may take place periodically from May 27, 2022 through December 1, 2022. One 10b5-1 Plan relates to EA shares held in Mr. Wilson’s family trust. Mr. Wilson retains investment control over, and pecuniary interest in, EA shares held in his family trust and sales under this 10b5-1 Plan may take place periodically from December 30, 2021 through December 1, 2022. Each of the 10b5-1 Plans accords with the guidelines of Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and with EA’s policies regarding stock transactions by directors, executive officers and other employees. Transactions under the 10b5-1 Plans will be disclosed publicly through appropriate filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC ARTS INC.

Dated:December 1, 2021	By:	/s/ Jacob J. Schatz
Jacob J. Schatz
Chief Legal Officer